Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 12, 2008 with respect to the Statement of Revenue over Certain Operating Expenses of the General Motors Building for the year ended December 31, 2007, which report is included in the Form 8-K/A of Boston Properties, Inc., dated as of June 6, 2008, and our report dated October 24, 2008 with respect to the Combined Statements of Revenue over Certain Operating Expenses of Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue for the year ended December 31, 2007, which report is included in the Form 8-K/A of Boston Properties, Inc., dated as of August 12, 2008.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 12, 2008 with respect to the Statement of Revenue over Certain Operating Expenses of the General Motors Building for the year ended December 31, 2007, which report is included in the Form 8-K/A of Boston Properties Limited Partnership, dated as of June 6, 2008, and our report dated October 24, 2008 with respect to the Combined Statements of Revenue over Certain Operating Expenses of Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue for the year ended December 31, 2007, which report is included in the Form 8-K/A of Boston Properties Limited Partnership, dated as of August 12, 2008.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pannell Kerr Forster, PC

Pannell Kerr Forster, PC

Boston, Massachusetts

November 12, 2008